UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported):  March 16, 2010 (January 1, 2010)

China Marine Food Group Limited
(Exact name of Registrant as specified in its charter)

NEVADA	333-40790	87-0640467
(State of incorporation	(Commission file number)	(I.R.S. employer identification
or organization)		number)

Da Bao Industrial Zone, Shishi City Fujian, China (Address of principal executive offices)		362700 (Zip code)

Registrant’s telephone number, including area code: 85-595-8898-7588

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note.

On January 5, 2010, China Marine Food Group Limited (the “Company”) filed a Current Report on Form 8-K regarding the purchase by Shishi Huabao Mingxiang Foods Co., Ltd. (“Mingxiang”), a wholly owned subsidiary of the Company, of shares representing eighty percent (80%) of the registered capital stock of Shishi Xianghe Food Science and Technology Co., Ltd. (“Xianghe”) from Qiu Shang Jing.  The acquisition of the shares of Xianghe by Mingxiang was consummated on January 1, 2010. This amendment is being filed for the sole purpose of filing the financial statements and pro forma financial information required by Item 9.01 of Form 8K.

Item 9.01                          Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired:

Shishi Xianghe Food Science and Technology Co. Ltd. Financial Statements, For the Period from July 28, 2009 (Inception) to December 31, 2009

(b)	Pro Forma Financial Information:

Registrant’s Unaudited Pro Forma Financial Information

(c)	Shell company transactions: Not applicable

(d)	Exhibits:

Exhibit No.	Description

10.1	Share Purchase Agreement dated January 1, 2010 between Shishi Huabao Mingxiang Foods Co., Ltd. and Qiu Shang Jing (filed on Form 8-K dated January 5, 2010)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA MARINE FOOD GROUP LIMITED

	By:	/s/Pengfei Liu,
Dated: March 16, 2010		Pengfei Liu, Chief Executive Officer